UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/09/2012

Strategic Storage Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-53644

MD	32-0211624
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694
(Address of principal executive offices, including zip code)

877-327-3485
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

Developments Relating to the Share Redemption Program

        Generally, under the share redemption program (the "Share Redemption Program") of Strategic Storage Trust, Inc. (the "Registrant"), on the last business day of the month following the end of each fiscal quarter, the Registrant will redeem its shares pursuant to qualifying share redemption requests received on or prior to the end of the quarter. However, per the terms of the Share Redemption Program, the Registrant may not redeem in excess of the lesser of (i) 5% of the weighted average number of shares outstanding during the prior calendar year or (ii) the cumulative proceeds from the sale of shares pursuant to the Registrant's distribution reinvestment plan.

        In accordance with the terms of the Share Redemption Program, the maximum amount of shares that the Registrant may redeem related to the 2011 fiscal year is approximately 1,085,000 (the "2011 Redemption Maximum"). For requests received through September 30, 2011, the Registrant honored all redemption requests during 2011 that complied with the applicable requirements of the Share Redemption Program. As of December 31, 2011, the end of the Registrant's fiscal year, the Registrant had redeemed approximately 993,300 shares related to the 2011 Redemption Maximum, but had additional redemption requests received in the fourth quarter of 2011 that, if honored in full, would cause the Registrant to exceed the 2011 Redemption Maximum. Because the Registrant has reached the 2011 Redemption Maximum, it will honor pending redemption requests on a pro rata basis, pursuant to the terms of the Share Redemption Program.

        The Registrant expects to redeem approximately 15% to 25% (the "Pro Rata Percentage") of the total redemptions requested by stockholders on or prior to December 31, 2011, subject to the terms and conditions of the Share Redemption Program. The Registrant will pay such Pro Rata Percentage on or about January 31, 2012. The Registrant will treat the remainder of each redemption request as a request for redemption in the first fiscal quarter of 2012 and will honor such remainder of the redemption request at such time, if any, when redemptions become available under the Registrant's share redemption plan. Each of the Registrant's stockholders requesting redemption may withdraw the remainder of a redemption request at any time prior to the last day of the new quarter. Redemptions for the first fiscal quarter of 2012 will be paid on the last business day of the month following the end of the first fiscal quarter. Any stockholder that wishes to withdraw the remainder of a redemption request should submit the same in writing to:

                                                      Strategic Storage Trust, Inc.

                                                          c/o DST Systems, Inc.
                                                             P.O. Box 219406
                                                       Kansas City, MO 64121-9406

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Storage Trust, Inc.

Date: January 09, 2012	By:	/s/ Michael S. McClure
Michael S. McClure
Executive Vice President and Chief Financial Officer